UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 18, 2021

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7472

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Director of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2021, Repay Holdings Corporation (the “Company”) held its annual meeting of the stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Repay Holdings Corporation 2021 Employee Stock Purchase Plan (the “ESPP”). The ESPP had previously been approved by the Board on June 18, 2021, subject to stockholder approval. The purpose of the ESPP is to provide eligible employees with the opportunity to purchase the Company’s Class A common stock through accumulated payroll deductions. A total of 1,000,000 shares of the Company’s Class A common stock are available for issuance under the ESPP.

More detailed descriptions of the material terms of the ESPP are included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on July 9, 2021 (the “Proxy Statement”) under the heading “Proposal Five: Approval of the Employee Stock Purchase Plan.” The foregoing summary description of the ESPP is qualified in its entirety by reference to the actual terms of such plan, which is incorporated herein by reference as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of the Board’s solicitation. At the Annual Meeting, the Company’s stockholders considered five proposals disclosed in the Company’s Proxy Statement. The final voting results were as follows:

Proposal 1: Election of Class II Directors for Terms Expiring at the 2024 Annual Meeting of Stockholders.

	Shares Voted For	Shares Withheld	Broker Non-Votes
Maryann Goebel	67,975,274	14,381,515	3,461,376
Robert H. Hartheimer	65,314,974	17,041,815	3,461,376

As a result, each nominee was elected to serve as a director for a term expiring at the 2024 annual meeting of stockholders.

Proposal 2: Advisory Vote on Executive Compensation.

Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes
81,339,532	998,634	18,623	3,461,376

As a result, the Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
80,795,356	103,256	1,191,327	266,850	3,461,376

As a result, the Company’s stockholders approved, on a non-binding advisory basis, that the frequency of future advisory votes on executive compensation be held on an annual basis. The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company’s board of directors in the proxy statement for the Annual Meeting, that the Company will hold future Say on Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say on Pay votes. The next advisory vote regarding the frequency of Say on Pay votes is required to occur no later than the Company’s 2027 Annual Meeting of Stockholders.

Proposal 4: Ratification of the Audit Committee’s appointment of Grant Thornton, LLP as the Independent Registered Public Accountant.

Shares Voted For	Shares Voted Against	Abstained
85,772,704	42,709	2,752

As a result, the Company’s stockholders ratified the selection of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal 5: Approval of the 2021 Employee Stock Purchase Plan.

Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes
82,315,974	23,469	17,346	3,461,376

As a result, the Company’s stockholders approved the 2021 Employee Stock Purchase Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Repay Holdings Corporation 2021 Employee Stock Purchase Plan (incorporated by reference to Annex A to the Company's proxy statement (File No. 001-38531), filed with the SEC on July 9, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: August 18, 2021	By:	/s/ Tyler Dempsey
Tyler Dempsey
General Counsel and Corporate Secretary